UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2019

INKY
(Exact Name of Registrant as Specified in its Charter)

Nevada	7371	37-1904036
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Ioanna Kallidou,

President and Chief Executive Officer

36 Aigyptou Avenue, Larnaca, 6030, Cyprus

Phone: + 35725057246

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On December 6, 2019, INKY (the “Registrant”) made a decision to dismiss KSP Group Inc (“KSP Group Inc”) as the Registrant’s independent registered public accounting firm.

During the engagement period (December 4, 2018 to December 6, 2019) (i) there were no disagreements between INKY and KSP Group Inc on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KSP

Group Inc, would have caused KSP Group Inc to make reference to the matter in a report on the Registrant’s financial statements; and (ii) there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K.

KSP Group Inc’s reports on the Company’s financial statements as of and for the year ended November 30, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

INKY has asked KSP Group Inc to provide it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made above by the Registrant. A copy of the letter, dated December 18, 2019, is filed herewith as Exhibit 16.1 and incorporated herein by reference.

(b) On December 6, 2019, the Registrant engaged Heaton & Company, PLLC dba Pinnacle Accountancy Group of Utah to serve as the Registrant’s independent registered public accounting firm for the year ending November 30, 2019. During the past quarterly periods ended February 28, 2019, May 31, 2019 and August 31, 2019 through December 6, the Registrant did not consult with Heaton & Company, PLLC dba Pinnacle Accountancy Group of Utah regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements.

 Item 9.01 Financial Statements and Exhibits

16.1 Letter from KSP Group Inc to the Securities and Exchange Commission dated December 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INKY
Date: December 20, 2019	By:	/s/ Ioanna Kallidou
	Name:	Ioanna Kallidou
	Title:	President